Exhibit 99.1

Wayfair Announces Third Quarter 2026 Results,
Reports Double Digit U.S. Revenue Growth
Q3 Net Revenue of $3.4 billion with 22.2 million Active Customers

BOSTON, MA — November 4, 2026 — Wayfair Inc. (“Wayfair,” “we,” or “our”) (NYSE: W), the destination for all things home, today reported financial results for its third quarter ended September 30, 2026.
Third Quarter 2026 Financial Highlights
•Total net revenue of $3.4 billion, increased $303 million, up 9.7% year over year
•U.S. net revenue of $3.0 billion, increased $312 million, up 11.4% year over year
•International net revenue of $380 million, decreased $9 million, down 2.3% year over year. International Net Revenue Constant Currency Growth was (1.8)%
•Gross profit was $1,012 million, or 29.6% of total net revenue. Non-GAAP Contribution Profit was $550 million, or 16.1% of net revenue
•Net income was $62 million and Non-GAAP Adjusted EBITDA was $236 million
•Diluted earnings per share was $0.45 and Non-GAAP Adjusted Diluted Earnings per Share was $0.93
•Net cash provided by operating activities was $198 million and Non-GAAP Free Cash Flow was $136 million
•Cash, cash equivalents and short-term investments totaled $1.1 billion and total liquidity was $1.5 billion, including availability under our revolving credit facility
“Q3 was our strongest quarter of growth in the post-pandemic period, with total net revenue up 9.7% year-over-year and our U.S. business growing over 11%. That growth flowed through nicely to the bottom line, with an Adjusted EBITDA Margin of 6.9%, our best Q3 result since 2020,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair.

“At the start of this year, we told you we expected to take share in the U.S. at a pace we had not seen in several years. With U.S. revenue growing double digits against a roughly flat category here in Q3, we've done exactly that. That growth was driven by orders, which were up 12% year-over-year, and active customers up more than 4%. The momentum we have on orders and customers give us confidence that our share gains are structural, and we are still in the early innings.”
Other Third Quarter Highlights
•Active customers totaled 22.2 million as of September 30, 2026, an increase of 4.7% year over year
•LTM net revenue per active customer was $596 as of September 30, 2026, an increase of 3.1% year over year
•Orders per customer, measured as LTM orders delivered divided by active customers, was 1.90 for the third quarter of 2026, compared to 1.87 for the third quarter of 2025
•Orders delivered in the third quarter of 2026 were 11.0 million, an increase of 12.2% year over year
•Repeat customers placed 80.0% of total orders delivered in the third quarter of 2026, compared to 80.1% in the third quarter of 2025
•Repeat customers placed 8.8 million orders in the third quarter of 2026, an increase of 11.4% year over year
•Average order value was $311 in the third quarter of 2026, compared to $317 in the third quarter of 2025
•64.4% of total orders delivered were placed via a mobile device in the third quarter of 2026, compared to 63.0% in the third quarter of 2025

Key Financial Statement and Operating Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions, except LTM net revenue per active customer, average order value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,420	$3,117	$9,870	$9,120
Gross profit	$1,012	$934	$2,946	$2,755
Income (loss) from operations	$106	$38	$199	$(67)
Net income (loss)	$62	$(99)	$(44)	$(197)
Earnings (loss) per share
Basic	$0.45	$(0.76)	$(0.33)	$(1.54)
Diluted	$0.45	$(0.76)	$(0.33)	$(1.54)
Net cash provided by operating activities	$198	$155	$506	$332
Key Operating Metrics:
Active customers (1)	22.2	21.2	22.2	21.2
LTM net revenue per active customer (2)	$596	$578	$596	$578
Orders delivered (3)	11.0	9.8	31.0	28.9
Average order value (4)	$311	$317	$318	$315
Non-GAAP Financial Measures:
Adjusted Gross Profit	$1,013	$937	$2,950	$2,762
Contribution Profit	$550	$493	$1,529	$1,381
Adjusted EBITDA	$236	$208	$629	$519
Free Cash Flow	$136	$93	$331	$184
Adjusted Diluted Earnings per Share	$0.93	$0.70	$2.14	$1.73
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) Last twelve months (“LTM”) net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represent the total orders delivered in any period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available; in those cases, we estimate delivery dates using historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its third quarter 2026 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://events.q4inc.com/analyst/124710659?pwd=m5JZILpt. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://events.q4inc.com/attendee/124710659. An archive of the webcast conference call will be available shortly after the call ends on Wayfair’s Investor website at investor.wayfair.com. Important information may be disseminated initially or exclusively via the Investor website; investors should consult the site to access this information.
About Wayfair
Wayfair is the destination for all things home, and we make it easy to create a home that is just right for you. Whether you're looking for that perfect piece or redesigning your entire space, Wayfair offers quality finds for every style and budget, and a seamless experience from inspiration to installation.

Wayfair Media Relations:
Tara Lambropoulos
PR@wayfair.com
Wayfair Investor Relations:
Ryan Barney
IR@wayfair.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding our investment plans and anticipated returns on those investments; our plans for growth, including customer, order and revenue growth in the U.S. and abroad, and market share growth and growth rates; our future results of operations and financial position; available liquidity and access to financing sources; performance across our brands and segments; anticipated cost-cutting and liability and dilution management exercises and the expected results of such exercises; our business strategy; anticipated benefits of our strategic initiatives; plans and objectives of management for future operations, including regarding our physical retail stores and omni-channel strategy; investment in our logistics network; consumer activity and behaviors; developments in our technology and systems, including our use of artificial intelligence and machine learning technologies and the anticipated results of those developments; and the impact of macroeconomic events, including interest rates, tariffs and inflation, and our response to such events. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including economic instability, changes in laws and regulations and other governmental actions or policies, including those related to taxes and new or increased tariffs, and the uncertainty surrounding potential changes in such laws and regulations or other potential governmental actions or policies; export controls, sustained higher interest rates and inflation, slower growth or the potential for recession, disruptions in the global supply chain and other conditions affecting the retail environment for products we sell, geopolitical disturbances and conflicts, or threats of such actions and related uncertainty, which could exacerbate other risks such as shipment disruptions or fuel shortages, and other matters that influence consumer spending and preferences, as well as our ability to plan for and respond to the impact of these conditions; risks relating to our liability and dilution management exercises; our ability to manage the impacts of our restructurings and workforce reductions; our ability to acquire and retain customers in a cost-effective manner; our ability to increase our net revenue; our ability to curate, market, grow and maintain strong brands; our ability to grow our customer base; and our ability to expand our business and compete successfully, including risks relating to achieving the anticipated benefits of strategic initiatives and investments in our technology and systems, including generative AI. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WAYFAIR INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2026	2025

	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,038	$1,476
Short-term investments	60	66
Accounts receivable, net	165	132
Inventories	89	71
Prepaid expenses and other current assets	323	256
Total current assets	1,675	2,001
Operating lease right-of-use assets	881	862
Property and equipment, net	533	516
Other non-current assets	62	61
Total assets	$3,151	$3,440
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,213	$1,202
Other current liabilities	1,283	927
Total current liabilities	2,496	2,129
Long-term debt	2,572	3,233
Operating lease liabilities, net of current	864	835
Other non-current liabilities	23	25
Total liabilities	5,955	6,222
Commitments and contingencies (Note 5)
Stockholders' deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2026 and December 31, 2025.	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 115,400,430 and 108,365,428 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively.	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 20,977,838 and 21,978,295 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively.	—	—
Additional paid-in capital	2,087	2,073
Accumulated deficit	(4,867)	(4,823)
Accumulated other comprehensive loss	(24)	(32)
Total stockholders' deficit	(2,804)	(2,782)
Total liabilities and stockholders' deficit	$3,151	$3,440

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions, except per share data)
Net revenue (1)	$3,420	$3,117	$9,870	$9,120
Cost of goods sold (2)	2,408	2,183	6,924	6,365
Gross profit	1,012	934	2,946	2,755
Operating expenses:
Customer service and merchant fees (2)	127	118	369	346
Advertising	338	330	1,059	1,046
Selling, operations, technology, general and administrative (2)	441	445	1,293	1,339
Impairment and other related net charges	—	—	2	23
Restructuring and other charges, net	—	3	24	68
Total operating expenses	906	896	2,747	2,822
Income (loss) from operations	106	38	199	(67)
Interest expense, net	(42)	(31)	(120)	(83)
Other income (expense), net	1	(5)	(14)	28
Loss on debt extinguishment, net	—	(99)	(102)	(68)
Income (loss) before income taxes	65	(97)	(37)	(190)
Provision for income taxes, net	3	2	7	7
Net income (loss)	$62	$(99)	$(44)	$(197)
Earnings (loss) per share
Basic	$0.45	$(0.76)	$(0.33)	$(1.54)
Diluted	$0.45	$(0.76)	$(0.33)	$(1.54)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	137	130	133	128
Diluted	138	130	133	128
(1) The following tables present net revenue attributable to our reportable segments for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions)
U.S. net revenue	$3,040	$2,728	$8,777	$8,031
International net revenue	380	389	1,093	1,089
Net revenue	$3,420	$3,117	$9,870	$9,120

(2) Includes equity-based compensation and related taxes as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions)
Cost of goods sold	$1	$3	$4	$7
Customer service and merchant fees	2	4	7	11
Selling, operations, technology, general and administrative	63	85	198	243
Total equity-based compensation and related taxes	$66	$92	$209	$261

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2026	2025

	(in millions)
Cash flows from operating activities:
Net loss	$(44)	$(197)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	195	234
Equity-based compensation expense	201	252
Amortization of debt discount and issuance costs	6	7
Impairment and other related net charges	2	23
Loss on debt extinguishment	102	68
Other non-cash adjustments	(20)	21
Changes in operating assets and liabilities:
Accounts receivable, net	(36)	33
Inventories	(18)	7
Prepaid expenses and other assets	(70)	18
Accounts payable and other liabilities	188	(134)
Net cash provided by operating activities	506	332

Cash flows for investing activities:
Purchase of short- and long-term investments	(53)	(76)
Sale and maturities of short- and long-term investments	60	74
Purchase of property and equipment	(81)	(45)
Site and software development costs	(94)	(103)
Net cash used in investing activities	(168)	(150)

Cash flows for financing activities:
Proceeds from issuance of debt, net of issuance costs	395	691
Payment of principal upon maturity of debt	(39)	—
Payments to extinguish debt	(245)	(940)
Settlement of long-term debt	(696)	—
Payments of taxes related to net share settlement of equity awards	(77)	(54)
Repurchase of common stock	(60)	—
Payments for purchase of equity instrument	(60)	—
Net cash used in financing activities	(782)	(303)
Effect of exchange rate changes on cash and cash equivalents	6	(28)
Net decrease in cash, cash equivalents and restricted cash	(438)	(149)

Cash, cash equivalents and restricted cash
Beginning of period	$1,476	$1,320
End of period	$1,038	$1,171

Non-GAAP Financial Measures
To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Contribution Profit, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Diluted Earnings or Loss per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our core operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
We calculate Adjusted Gross Profit as gross profit plus equity-based compensation and related taxes included in cost of goods sold. Gross margin is defined as gross profit as a percentage of net revenue for the same period. Adjusted Gross Margin is calculated as Adjusted Gross Profit as a percentage of net revenue for the same period. We disclose Adjusted Gross Profit and Adjusted Gross Margin because they are important indicators of our business performance, as they provide visibility into our underlying gross profitability by excluding the impact of non-cash equity-based compensation expense and related taxes. Accordingly, we believe these metrics provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and the board of directors.
We calculate Contribution Profit as Adjusted Gross Profit less customer service and merchant fees and less advertising expense, plus equity-based compensation and related taxes included in customer service and merchant fees. Contribution Margin is calculated as Contribution Profit as a percentage of net revenue for the same period. We believe that these adjustments to gross profitability provide a more meaningful understanding of the economic impact of orders fulfilled through our platform, as they incorporate the direct expenses associated with generating and servicing customer demand and isolate key cost drivers. Accordingly, we believe that Contribution Profit and Contribution Margin offer useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and the board of directors.
We calculate Adjusted EBITDA as net income or loss before depreciation and amortization, equity-based compensation and related taxes, interest income or expense, net, other income or expense, net, provision or benefit for income taxes, net, non-recurring items and other items not indicative of our core operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net Revenue. We disclose Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, management uses Adjusted EBITDA as a measure of profitability, and our references in this earnings release and the related earnings conference call to profitability (other than references to GAAP gross profit) are references to Adjusted EBITDA. We believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We calculate Free Cash Flow as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, “Capital Expenditures”). We disclose Free Cash Flow because it is an important indicator of our business performance as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate Adjusted Diluted Earnings or Loss per Share as net income or loss plus equity-based compensation and related taxes, provision or benefit for income taxes, net, non-recurring items, other items not indicative of our core operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings or loss per share. Accordingly, we believe that these adjustments to our adjusted diluted net income or loss before calculating per share amounts for all periods presented provide a more meaningful comparison between our operating results from period to period.
We calculate Net Revenue Constant Currency Growth by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We disclose Net Revenue Constant Currency Growth because it is an important indicator of our operating results. Accordingly, we believe that Net Revenue Constant Currency Growth provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.

We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP financial measures have limitations as analytical tools. We do not, nor do we suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies, including other companies in our industry.
The following table reflects the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Margin for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions, except percentages)
Reconciliation of Adjusted Gross Profit:
Gross profit	$1,012	$934	$2,946	$2,755
Gross margin	29.6%	30.0%	29.8%	30.2%
Add: Equity-based compensation and related taxes included in cost of goods sold	1	3	4	7
Adjusted Gross Profit	$1,013	$937	$2,950	$2,762
Adjusted Gross Margin	29.6%	30.1%	29.9%	30.3%

The following table reflects the reconciliation of Adjusted Gross Profit to Contribution Profit and Contribution Margin for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions, except percentages)
Reconciliation of Contribution Profit:
Net revenue	$3,420	$3,117	$9,870	$9,120
Less: Cost of goods sold	2,408	2,183	6,924	6,365
Gross profit	1,012	934	2,946	2,755
Gross margin	29.6%	30.0%	29.8%	30.2%
Add: Equity-based compensation and related taxes included in cost of goods sold	1	3	4	7
Adjusted Gross Profit	1,013	937	2,950	2,762
Adjusted Gross Margin	29.6%	30.1%	29.9%	30.3%
Less: Customer service and merchant fees	127	118	369	346
Less: Advertising	338	330	1,059	1,046
Add: Equity-based compensation and related taxes included in customer service and merchant fees	2	4	7	11
Contribution Profit	$550	$493	$1,529	$1,381
Contribution Margin	16.1%	15.8%	15.5%	15.1%

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions, except percentages)
Reconciliation of Adjusted EBITDA:
Net income (loss)	$62	$(99)	$(44)	$(197)
Depreciation and amortization	64	75	195	234
Equity-based compensation and related taxes	66	92	209	261
Interest expense, net	42	31	120	83
Other (income) expense, net	(1)	5	14	(28)
Provision for income taxes, net	3	2	7	7
Other:
Impairment and other related net charges (1)	—	—	2	23
Restructuring and other charges, net (2)	—	3	24	68
Loss on debt extinguishment (3)	—	99	102	68
Adjusted EBITDA	$236	$208	$629	$519

Net revenue	$3,420	$3,117	$9,870	$9,120
Net income (loss) margin	1.8%	(3.2)%	(0.4)%	(2.2)%
Adjusted EBITDA Margin	6.9%	6.7%	6.4%	5.7%

(1)
During the nine months ended September 30, 2026, we recorded a $2 million impairment associated with our decision to exit a customer service center in the U.S. During the nine months ended September 30, 2025, we recorded net charges of $23 million, inclusive of $20 million associated with the Germany Restructuring and weakened macroeconomic conditions in connection with our Germany operations and $3 million related to changes in sublease market conditions for a technology center in the U.S.

(2)	During the nine months ended September 30, 2026, we incurred $24 million of charges related to a loss on termination of an operating lease for a logistics facility. During the three and nine months ended September 30, 2025, we incurred $3 million and $68 million, respectively, of charges consisting primarily of one-time employee severance, benefits, relocation and transition costs. This is inclusive of $48 million related to the Germany Restructuring and $20 million related to the March 2025 workforce reduction. We do not expect to incur any further material charges related to this workforce reduction.
(3)
During the nine months ended September 30, 2026, we incurred a $102 million loss on debt extinguishment upon repurchase of $145 million in aggregate principal amount of the 2028 Notes. During the three and nine months ended September 30, 2025, we recorded a $99 million and $68 million, respectively, loss on debt extinguishment upon repurchase of $101 million in aggregate principal amount of the 2028 Notes, $80 million in aggregate principal amount of the 2025 Notes and $696 million in aggregate principal amount of the 2026 Notes.

The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income or loss to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions)
Segment Adjusted EBITDA:
U.S.	$261	$209	$683	$528
International	(25)	(1)	(54)	(9)
Adjusted EBITDA	$236	$208	$629	$519

The following table presents a reconciliation of net cash provided by or used in operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions)
Net cash provided by operating activities	$198	$155	$506	$332
Purchase of property and equipment	(30)	(27)	(81)	(45)
Site and software development costs	(32)	(35)	(94)	(103)
Free Cash Flow	$136	$93	$331	$184
A reconciliation of the numerator and denominator for diluted earnings or loss per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings or Loss per Share, in order to calculate Adjusted Diluted Earnings or Loss per Share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions, except per share data)
Numerator:
Numerator for basic and diluted earnings (loss) per share - net income (loss)	$62	$(99)	$(44)	$(197)
Adjustments to net income (loss)
Interest expense associated with convertible debt instruments	2	13	15	40
Equity-based compensation and related taxes	66	92	209	261
Provision for income taxes, net	3	2	7	7
Other:
Impairment and other related net charges	—	—	2	23
Restructuring and other charges, net	—	3	24	68
Loss on debt extinguishment	—	99	102	68
Numerator for Adjusted Diluted Earnings per Share - Adjusted net income (loss)	$133	$110	$315	$270

Denominator:
Denominator for basic earnings (loss) per share - weighted-average number of shares of common stock outstanding	137	130	133	128
Effect of dilutive securities:
Restricted stock units	1	—	—	—
Denominator for diluted earnings (loss) per share - weighted-average number of shares of common stock outstanding after the effect of dilutive securities	138	130	133	128
Adjustments to effect of dilutive securities:
Restricted stock units	1	—	1	—
Convertible debt instruments	4	26	13	27
Denominator for Adjusted Diluted Earnings per Share - Adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	143	156	147	155
Diluted earnings (loss) per share	$0.45	$(0.76)	$(0.33)	$(1.54)
Adjusted Diluted Earnings per Share	$0.93	$0.70	$2.14	$1.73